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                                                                   EXHIBIT 23(d)


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated April 28, 1999 relating to the financial statements of Lihir Gold Limited which appear in Battle Mountain Gold Company's Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such registration statement.



/s/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers

/s/ J.C. Seeto
by  J.C. Seeto
    Partner

Port Moresby, Papua New Guinea
November 1, 1999